EXHIBIT 8.01
                 [LETTERHEAD OF FULBRIGHT & JAWORSKI L.L.P.]

July 28, 1994
Nichols Institute
33608 Ortega Highway
San Juan Capistrano, California 92690
Gentlemen:

Reference is made to the Registration Statement on Form S-4 (the
"Registration Statement") of Corning Incorporated ("Corning") relating to the merger of Apple Acquisition Corp., a wholly-owned subsidiary of Corning, with and into Nichols Institute.

We have participated in the preparation of the discussion set forth under the heading "The Merger -- Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus that is part of the Registration Statement. In our opinion, such discussion is accurate in all material respects.

We consent to the use of this opinion as Exhibit 8.01 to the Registration Statement and to the reference to our firm under the headings "The Merger -- Certain Federal Income Tax Consequences" and "Legal Opinions" in the Proxy Statement/Prospectus that is part of the Registration Statement.
                                            Very truly yours,
                                            /s/ FULBRIGHT & JAWORSKI L.L.P